Allegiant Travel Company Reports Second Quarter, Half Year 2008 Financial Results

Las Vegas, Nev., July 22, 2008 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following second quarter and half year 2008 results, and comparisons to prior year equivalents:

Unaudited	2Q08	2Q07	Change	1H08	1H07	Change
Total operating revenue (millions)	$131.6	$88.9	47.9%	$264.7	$173.3	52.7%
Operating income (millions)	$4.7	$14.2	(67.0)%	$19.0	$28.5	(33.1)%
Operating margin	3.6%	15.9%	-12.3pp	7.2%	16.4%	-9.2pp
Net income (millions)	$2.6	$10.0	(73.5)%	$12.3	$19.7	(37.5)%
Diluted earnings per share	$0.13	$0.49	(73.5)%	$0.60	$0.97	(38.1)%
Diluted non-GAAP earnings per share adjusted by excluding non-cash mark-to-market loss/gain on fuel derivatives (reconciled to GAAP on pgs. 7 and 11)	$0.13	$0.51	(74.5)%	$0.60	$0.90	(33.3)%
Scheduled Service:
Average fare – ancillary	$27.75	$20.94	32.5%	$26.75	$20.02	33.6%
Total revenue per ASM (cents)	11.27	9.77	15.4%	10.93	9.46	15.5%
Average stage length (miles)	881	921	(4.4)%	894	924	(3.2)%
Total System*:
Operating expense per ASM (CASM) (cents)	10.76	8.05	33.7%	10.03	7.78	28.9%
CASM, excluding fuel (cents)	4.65	4.24	9.7%	4.49	4.20	6.9%
Average stage length (miles)	838	901	(7.0)%	846	915	(7.5)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying

“We had very good results during our second quarter. In spite of exceptional headwinds from fuel, we are yet again one of the few companies in our space who were profitable,” said Maurice J. Gallagher, Jr., Chairman, CEO and President of Allegiant Travel Company. “We grew revenues approximately 48% to $132 million on a 36.5% increase in departures. We continued our successful focus on achieving a higher scheduled load factor with 90.5% in the second quarter, a 5.5 percentage point increase over the second quarter of 2007. We believe this was the highest domestic load factor in the industry. Ancillary revenues increased almost $7 per passenger year over year to $27.75, critical to our 15% year-over-year increase in total scheduled RASM. In June we saw a 23% year-over-year increase in total scheduled RASM and a $3 increase in selling fare while our average stage length declined 5.3% to 867 miles compared to last June. This favorable trend has continued into the third quarter.”

Gallagher continued, “The silver lining during the past three quarters of increasing fuel prices has been industry capacity cuts. There have been widely publicized capacity reductions in our destination markets, some as high as 15%, year-over-year. But there have also been capacity reductions in our small cities. Further, our markets remain strong as evidenced by June’s 94% load factor and 23% increase in total scheduled RASM. Most of our small city markets appear to have missed the recent slow-down in consumer spending.”

Andrew C. Levy, CFO & Managing Director – Planning, stated, “Once again, the main story for the quarter is the rapid and significant rise in fuel prices and our ability to continue to produce profits. This is the third consecutive quarter where we have seen a sharp move in the price of jet fuel as measured from the beginning compared with the end of the quarter. Second quarter jet fuel prices increased at an accelerating rate relative to the previous two quarters and were $0.78 per gallon higher at the end of the second quarter than at the beginning, and our average price per gallon was up $1.29 per gallon compared with the second quarter of 2007.

“Maintenance and repair expense was up in the second quarter relative to the prior year primarily due to more scheduled airframe maintenance and engine overhaul events. On a unit cost basis, maintenance and repair expense was negatively impacted by a 7% decline in average stage length, which tends to increase all unit costs.

“Our balance sheet and liquidity remain strong. We ended the quarter with $153.8 million in unrestricted cash and short-term investments, down from $188.2 million at the end of the first quarter. The decline is due principally to the purchase of $25 million in aircraft to support 2009 growth.”

During the second quarter, Allegiant Air initiated service on the following five routes: Bellingham, WA to both San Diego and San Francisco, Las Vegas to both Santa Barbara, CA and Monterey, CA and Orlando to Wilmington, NC. We have also announced service from Las Vegas to Grand Forks, ND, and Casper, WY to start in September, and in late August we are moving our Las Vegas to northeastern Wisconsin service from Green Bay to Appleton. We expect to make more new service announcements shortly.

Network Summary*	June 30, 2008	June 30, 2007
Major leisure destinations	5	3
Other leisure destinations	4	2
Small cities served	51	48

Total cities served	60	53
Routes to Las Vegas	38	39
Routes to Orlando	26	25
Routes to Tampa Bay/St. Petersburg	15	14
Routes to Phoenix-Mesa	9	0
Routes to Ft. Lauderdale	8	0
Other routes	4	2

Total routes	100	80

• includes cities served seasonally

During the second quarter, we placed one additional (owned) aircraft in service, bringing our operating fleet to 37. At the end of the second quarter, we exercised the purchase option on five aircraft subject to capital lease.

The following table summarizes year-over-year changes in Allegiant Air’s fleet:

MD-80 Aircraft in Service*	June 30, 2008	June 30, 2007
Owned (including capital leases)	33	24
Leased	4	3

Total	37	27

• Does not include six owned MD-80 aircraft leased to a third party

On July 17, 2008, Allegiant Air received a notice of termination from MLT Vacations under which the Charter Services Agreement between the parties will be terminated effective as of October 20, 2008. Under the Agreement, Allegiant Air devoted one aircraft to provide charter services for MLT Vacations from the end of May 2008 through the end of 2009, subject to earlier termination. MLT Vacations cited rising fuel prices and lack of fare improvements as reasons for the contract termination. The aircraft released from the MLT program will be placed into scheduled service in the fourth quarter.

At this time, Allegiant Travel Company provides the following guidance to investors, which are subject to revision:

•	We expect third quarter 2008 year-over-year departure growth of at least 10% and ASM growth of at least 2%.

•	By the end of 2008, Allegiant Air expects to operate at least 37 MD-80 aircraft.

•	We expect 2008 capital expenditures of $58 million, almost all of which is for aircraft and engines. Of the $58 million, $47 million was expended by the end of the second quarter, of which $7.2 million was financed and $25 million was for the six aircraft we purchased for growth in 2009, currently on lease to a third party.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 1 pm EST tomorrow, July 23, 2008, to discuss its second quarter and half-year 2008 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT), is focused on linking travelers in small cities to world-class leisure destinations such as Las Vegas, Nev., Phoenix, Ariz., Fort Lauderdale, Fla., Orlando, Fla. and Tampa/St. Petersburg, Fla. Through its subsidiary, Allegiant Air, LLC the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding ASM growth, departure growth, fleet growth and expected capital expenditures, as well as information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix-Mesa and Ft. Lauderdale from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended June 30, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$87,643	$65,622	33.6
Fixed fee contract revenue	12,577	7,533	67.0
Ancillary revenue	29,108	15,786	84.4
Other revenue	2,230	—	N/M

Total operating revenue	131,558	88,941	47.9

OPERATING EXPENSES:
Aircraft fuel	72,068	35,458	103.2
Salary and benefits	17,160	13,981	22.7
Station operations	10,493	8,198	28.0
Maintenance and repairs	11,362	5,692	99.6
Sales and marketing	3,670	3,033	21.0
Aircraft lease rentals	936	657	42.5
Depreciation and amortization	5,956	3,715	60.3
Other	5,238	4,049	29.4

Total operating expenses	126,883	74,783	69.7

OPERATING INCOME	4,675	14,158	(67.0)

As a percent of total operating revenue	3.6%	15.9%
OTHER (INCOME) EXPENSE:
Gain on fuel derivatives, net	—	(380)	N/M
Loss (earnings) from joint venture, net	53	(195)	N/M
Interest income	(1,028)	(2,409)	(57.3)
Interest expense	1,489	1,361	9.4

Total other expense (income)	514	(1,623)	N/M

INCOME BEFORE INCOME TAXES	4,161	15,781	(73.6)

As a percent of total operating revenue	3.2%	17.7%
PROVISION FOR INCOME TAXES	1,515	5,805	(73.9)

NET INCOME	$2,646	$9,976	(73.5)

As a percent of total operating revenue	2.0%	11.2%
Earnings per share:
Basic	$0.13	$0.50	(74.0)
Diluted	$0.13	$0.49	(73.5)
Weighted average shares outstanding:
Basic	20,192	19,988	1.0
Diluted	20,413	20,433	(0.1)

Allegiant Travel Company
Operating Statistics
Three Months Ended June 30, 2008 and 2007
(Unaudited)

	Three months ended June 30,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,153,500	810,555	42.3
Revenue passenger miles (RPMs) (thousands)	1,037,351	774,828	33.9
Available seat miles (ASMs) (thousands)	1,179,101	928,177	27.0
Load factor	88.0%	83.5%	4.5
Operating revenue per ASM (cents)	11.16	9.58	16.5
Operating expense per ASM (CASM) (cents)	10.76	8.05	33.7
Fuel expense per ASM (cents)	6.11	3.82	59.9
CASM, excluding fuel (cents)	4.65	4.24	9.7
Operating expense per passenger	$110.00	$92.26	19.2
Fuel expense per passenger	$62.48	$43.75	42.8
Operating expense per passenger, excluding fuel	$47.52	$48.52	(2.1)
Departures	9,504	6,962	36.5
Block hours	21,518	16,370	31.4
Average stage length (miles)	838	901	(7.0)
Average number of operating aircraft during period	36.7	26.2	40.1
Total aircraft in service end of period	37	27	37.0
Full-time equivalent employees at end of period	1,299	951	36.6
Fuel gallons consumed (thousands)	20,460	15,864	29.0
Average fuel cost per gallon	$3.52	$2.23	57.8
Scheduled service statistics
Passengers	1,048,870	753,716	39.2
Revenue passenger miles (RPMs) (thousands)	937,923	708,616	32.4
Available seat miles (ASMs) (thousands)	1,036,293	833,475	24.3
Load factor	90.5%	85.0%	5.5
Departures	7,899	6,121	29.0
Block hours	18,667	14,680	27.2
Yield (cents)	9.34	9.26	0.9
Scheduled service revenue per ASM (cents)	8.46	7.88	7.4
Ancillary revenue per ASM (cents)	2.81	1.89	48.7

Total revenue per ASM (cents)	11.27	9.77	15.4
Average fare — scheduled service	$83.56	$87.06	(4.0)
Average fare — ancillary	27.75	20.94	32.5

Average fare — total	$111.31	$108.01	3.1
Average stage length (miles)	881	921	(4.4)
Percent of sales through website during period	85.6%	86.8%	(1.2)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Three Months Ended June 30, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss on fuel derivatives) from net income:

	Three months ended June 30,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$2,646	$9,976	(73.5)
Mark-to-market non-cash loss on fuel derivatives	—	680	N/M
Tax impact of mark-to-market non-cash loss on fuel derivatives	—	(258)	N/M

Net of mark-to-market non-cash loss on fuel derivatives:
Adjusted net income	$2,646	$10,398	(74.6)

Adjusted earnings per share:
Basic	$0.13	$0.52	(75.0)
Diluted	$0.13	$0.51	(74.5)

Derivation of adjusted aircraft fuel expense:

	Three months ended June 30,		Percent
(in thousands)	2008	2007	Change
Aircraft fuel expense	$72,068	$35,458	103.2
Cash gain on fuel derivatives	—	(1,060)	N/M

Adjusted aircraft fuel expense	$72,068	$34,398	109.5

Derivation of CASM treating cash gain on fuel derivatives as a reduction of operating expense:

	Three months ended June 30,		Percent
(in cents)	2008	2007	Change
CASM	10.76	8.05	33.7
Cash gain on fuel derivatives per ASM	—	(0.11)	N/M

CASM treating cash gain on fuel derivatives as an operating expense	10.76	7.94	35.5

Split of gain on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Three months ended June 30,		Percent
(in thousands)	2008	2007	Change
Mark-to-market non-cash loss on fuel derivatives	—	$680	N/M
Cash gain on fuel derivatives	—	(1,060)	N/M

Gain on fuel derivatives, net	—	($380)	N/M

Allegiant Travel Company
Consolidated Statements of Income
Six Months Ended June 30, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$179,379	$123,853	44.8
Fixed fee contract revenue	26,834	20,881	28.5
Ancillary revenue	56,255	28,556	97.0
Other revenue	2,230	—	N/M

Total operating revenue	264,698	173,290	52.7

OPERATING EXPENSES:
Aircraft fuel	135,562	66,637	103.4
Salary and benefits	34,286	26,887	27.5
Station operations	22,512	16,833	33.7
Maintenance and repairs	21,815	12,219	78.5
Sales and marketing	8,004	6,065	32.0
Aircraft lease rentals	1,944	1,308	48.6
Depreciation and amortization	10,971	7,375	48.8
Other	10,565	7,507	40.7

Total operating expenses	245,659	144,831	69.6

OPERATING INCOME	19,039	28,459	(33.1)

As a percent of total operating revenue	7.2%	16.4%
OTHER (INCOME) EXPENSE:
Loss (gain) on fuel derivatives, net	11	(1,904)	N/M
Loss (earnings) from joint venture, net	43	(262)	N/M
Other expense	—	63	N/M
Interest income	(2,760)	(4,293)	(35.7)
Interest expense	2,904	2,769	4.9

Total other expense (income)	198	(3,627)	N/M

INCOME BEFORE INCOME TAXES	18,841	32,086	(41.3)

As a percent of total operating revenue	7.1%	18.5%
PROVISION FOR INCOME TAXES:	6,523	12,363	(47.2)

NET INCOME	$12,318	$19,723	(37.5)

As a percent of total operating revenue	4.7%	11.4%
Earnings per share:
Basic	$0.61	$0.99	(38.4)
Diluted	$0.60	$0.97	(38.1)
Weighted average shares outstanding:
Basic	20,331	19,843	2.5
Diluted	20,554	20,323	1.1

Allegiant Travel Company
Operating Statistics
Six Months Ended June 30, 2008 and 2007
(Unaudited)

	Six months ended June 30,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,308,210	1,563,794	47.6
Revenue passenger miles (RPMs) (thousands)	2,099,815	1,524,065	37.8
Available seat miles (ASMs) (thousands)	2,449,348	1,860,706	31.6
Load factor	85.7%	81.9%	3.8
Operating revenue per ASM (cents)	10.81	9.31	16.1
Operating expense per ASM (CASM) (cents)	10.03	7.78	28.9
Fuel expense per ASM (cents)	5.53	3.58	54.5
CASM, excluding fuel (cents)	4.49	4.20	6.9
Operating expense per passenger	$106.43	$92.61	14.9
Fuel expense per passenger	$58.73	$42.61	37.8
Operating expense per passenger, excluding fuel	$47.70	$50.00	(4.6)
Departures	19,526	13,729	42.2
Block hours	44,931	32,930	36.4
Average stage length (miles)	846	915	(7.5)
Average number of operating aircraft during period	35.6	26.0	36.9
Total aircraft in service end of period	37	27	37.0
Full-time equivalent employees at end of period	1,299	951	36.6
Fuel gallons consumed (thousands)	42,488	31,711	34.0
Average fuel cost per gallon	$3.19	$2.10	51.9
Scheduled service statistics
Passengers	2,103,268	1,426,556	47.4
Revenue passenger miles (RPMs) (thousands)	1,911,171	1,350,095	41.6
Available seat miles (ASMs) (thousands)	2,156,305	1,610,616	33.9
Load factor	88.6%	83.8%	4.8
Departures	16,190	11,795	37.3
Block hours	39,013	28,527	36.8
Yield (cents)	9.39	9.17	2.4
Scheduled service revenue per ASM (cents)	8.32	7.69	8.2
Ancillary revenue per ASM (cents)	2.61	1.77	47.5

Total revenue per ASM (cents)	10.93	9.46	15.5
Average fare — scheduled service	$85.28	$86.82	(1.8)
Average fare — ancillary	26.75	20.02	33.6

Average fare — total	$112.03	$106.84	4.9
Average stage length (miles)	894	924	(3.2)
Percent of sales through website during period	86.8%	84.7%	2.1

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Six Months Ended June 30, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss or gain on fuel derivatives) from net income:

	Six months ended June 30,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$12,318	$19,723	(37.5)
Mark-to-market non-cash loss (gain) on fuel derivatives	81	(2,437)	N/M
Tax impact of mark-to-market non-cash loss/gain on fuel derivatives	(30)	938	N/M

Net of mark-to-market non-cash loss/gain on fuel derivatives:
Adjusted net income	$12,369	$18,224	(32.1)

Adjusted earnings per share:
Basic	$0.61	$0.92	(33.7)
Diluted	$0.60	$0.90	(33.3)

Derivation of adjusted aircraft fuel expense:

	Six months ended June 30,		Percent
(in thousands)	2008	2007	change
Aircraft fuel expense	$135,562	$66,637	103.4
Cash (gain) loss on fuel derivatives	(70)	533	N/M

Adjusted aircraft fuel expense	$135,492	$67,170	101.7

Derivation of CASM treating cash loss on fuel derivatives as part of operating expense:

	Six months ended June 30,		Percent
(in cents)	2008	2007	change
CASM	10.03	7.78	28.9
Cash loss on fuel derivatives per ASM	—	0.03	N/M

CASM treating cash loss on fuel derivatives as an operating expense	10.03	7.81	28.4

Split of (gain) loss on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Six months ended June 30,		Percent
(in thousands)	2008	2007	change
Mark-to-market non-cash loss (gain) on fuel derivatives	$81	($2,437)	N/M
Cash (gain) loss on fuel derivatives	(70)	533	N/M

Loss (gain) on fuel derivatives, net	$11	($1,904)	N/M